UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2021

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 303-4651

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 25, 2021, Surgalign Holdings, Inc. (the “Company”) filed a preliminary prospectus (the “Preliminary Prospectus”) with the Securities and Exchange Commission (the “SEC”) in connection with the proposed offering of shares of its common stock under the registration statement on Form S-1 (File No. 333-251828). The Preliminary Prospectus included a summary of certain preliminary estimates regarding the Company’s financial results for the quarter and year ended December 31, 2020. This summary of preliminary financial information is based upon information currently available to the Company, and is not meant to be a comprehensive statement of the Company’s consolidated financial results for the quarter and year ended December 31, 2020. The information is preliminary and based upon the Company’s estimates, and actual results may differ from these estimates following the completion of the Company’s financial closing procedures and related adjustments for such periods. The Company has provided ranges, rather than specific amounts, for the consolidated preliminary estimates of unaudited financial results for the quarter and year ended December 31, 2020 below primarily because the Company’s financial closing procedures for the quarter and year ended December 31, 2020 are not yet complete and, as a result, the Company’s final results upon completion of its closing procedures may vary from the preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial information to be filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 once it becomes available.

In the three and twelve months ended December 31, 2020, the Company’s revenue from continuing operations is expected to be between $25.5 million and $25.8 million and between $100.9 million and $101.6 million, respectively. Revenue for the three and twelve months ended December 31, 2020 was negatively impacted by COVID-19 shelter-in-place policies and restrictions on elective surgical procedures around the world, which began in most geographies in March 2020 and continued to varying degrees throughout 2020 and presently. The Company expects its operating loss to be between $106.1 million and $116.1 million for the three months ended December 31, 2020 and between $185 million and $196 million for the twelve months ended December 31, 2020, inclusive of approximately $92.4 million of non-recurring charges related to its acquisition of Holo Surgical. As of December 31, 2020, the Company’s cash balance is expected to be approximately $44 million.

The recall by the Company’s former OEM businesses of their Cervalign ACP System, which occurred in January 2021, is expected to result in a lost revenue opportunity for the year ending December 31, 2021. In the year ended December 31, 2020, the Company generated $2.5 million of revenue from the sale of the Cervalign ACP System. The Company is working with its former OEM businesses to address the issue that resulted in the recall through product design alterations, although there can be no assurance as to if or when such efforts will be successful. At December 31, 2020, the Company held approximately $1.9 million of Cervalign ACP System inventory, which will be written off in the fourth quarter of 2020.

In relation to the Holo Surgical acquisition accounting, U.S. GAAP guidance requires an assessment of whether substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that assessment is met, the asset is not considered a business and is accounted for as an asset acquisition. The Company determined that substantially all of the fair value is concentrated in the acquired in-process research and development (“IPR&D”) asset. As such, the acquisition is being treated as an asset acquisition. The IPR&D relates to Holo Surgical’s development of the Augmented Reality and Artificial Intelligence (“ARAI”) Platform. The ARAI Platform has not yet reached technological feasibility and has no alternative future use; thus, the purchased IPR&D was expensed immediately subsequent to the acquisition, as required by U.S GAAP guidance and does not reflect an impairment in the value of the asset.

The above preliminary estimates as of and for the three months and the twelve months ended December 31, 2020 have been prepared by, and are the responsibility of, management. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to such preliminary data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The information presented in Item 2.02 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, in each case except as may be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include, but are not limited to, statements regarding the Company’s estimated financial results and results of operations. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, the ongoing impact of the COVID-19 pandemic and the Company’s attempts at mitigation; the outcome of ongoing litigation and investigations, including the SEC investigation, the Environmental

Protection Agency investigation, the securities class action and the stockholder derivative suit; risks relating to other existing and potential future investigations and litigation; the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; potential reputational damage that the Company has or may suffer as a result of the findings of the SEC’s and the Company’s internal investigations or otherwise; general worldwide economic conditions and related uncertainties; the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; the reliability of the Company’s supply chain; the Company’s ability to meet obligations under its material agreements; the duration of decreased demand for the Company’s products; whether or when the demand for procedures involving the Company’s products will increase; the Company’s ability to obtain, maintain, protect and enforce intellectual property and proprietary protection for its products and technologies; the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical acquisition, including the failure of Holo Surgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holo Surgical’s products; the failure to effectively integrate Holo Surgical’s operations with the Company’s existing operations and retain key personnel; the number of shares and amount of cash that will be required in connection with any post-closing payments payable in connection with the Company’s acquisitions of Paradigm Spine, LLC and Holo Surgical, including as a result of changes in the trading price of the Company’s common stock and its effect on the amount of cash needed by the Company to fund any post-closing payments in connection with such acquisitions; the effect and timing of changes in laws or in governmental regulations; the volatility of the trading price of the Company’s common stock; the Company’s ability to continue as a going concern; and risks resulting from the Company’s reduced cash levels as a result of the recent redemption of Series A Convertible Preferred Stock. These and other risks and uncertainties are described in more detail in the section titled “Risk Factors” in the registration statement on Form S-1 filed by the Company with the SEC on January 25, 2021 (File No. 333-251828) and the Company’s other filings with the SEC. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this report and the exhibits hereto speak only as of the date hereof and, except as required by law, the Company undertakes no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this report to conform these statements to new information, actual results or to changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: January 25, 2021	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	General Counsel and Corporate Secretary